UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                    May 14, 2003
                                                                    ------------


                                  CERBCO, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-16749                                                   54-1448835
--------------------------------------- ----------------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                             20785-1608
--------------------------------------- ----------------------------------------
(Address of principal executive offices)                          (Zip Code)



               Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

          See press release of the registrant dated May 14, 2003 attached hereto.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2003                                CERBCO, Inc.
                                    --------------------------------------------
                                                   (Registrant)


                                    /s/ Robert W. Erikson
                                    --------------------------------------------
                                    Robert W. Erikson
                                    President

                                                                   PRESS RELEASE
                                                           For Immediate Release


                  CERBCO REPORTS THIRD QUARTER FY 2003 RESULTS

     LANDOVER, MD, May 14, 2003 - CERBCO, Inc. [OTC: CERB] reported a consolidated loss from continuing operations before a loss from goodwill impairment of -$760,646 (-$0.51 per share), a loss from goodwill impairment of -$1,485,660 (-$1.00 per share) and a consolidated net loss of -$2,246,306 (-$1.51 per share) on sales of $1.7 million for the third quarter, and a consolidated loss from continuing operations before a loss from goodwill impairment of -$1,392,833 (-$0.94 per share), a loss from goodwill impairment of -$1,485,660 (-$1.00 per share) and a consolidated net loss of -$2,878,493 (-$1.94 per share) on sales of $6.5 million for the first nine months of fiscal year 2003, ended March 31, 2003. For the comparative periods of fiscal year 2002, the Company reported a consolidated net loss of -$293,410 (-$0.20 per share) on sales of $4.9 million, and a consolidated net loss of -$753,313 (-$0.51 per share) on sales of $14.9 million, respectively.


                         CONSOLIDATED FINANCIAL SUMMARY

                                                   Three Months Ended March 31,      Nine Months Ended March 31,
                                                -------------------------------    ------------------------------
                                                    2003              2002             2003              2002
                                                -------------     -------------    -------------    -------------
Sales                                            $ 1,700,949      $4,883,746        $ 6,452,940      $14,933,629
                                                =============     =============    =============    =============
Loss from Continuing Operations
  before Loss from Goodwill Impairment           $ (760,646)      $ (293,410)       $(1,392,833)     $  (753,313)

Loss from Goodwill Impairment                    (1,485,660)               0         (1,485,660)               0
                                                -------------     -------------    -------------    -------------

Net Loss                                         $(2,246,306)     $(293,410)        $(2,878,493)     $  (753,313)
                                                =============     =============    ==============    ============

Basic and  Diluted Loss per Share                $     (1.51)     $   (0.20)        $     (1.94)     $     (0.51)
                                                =============     =============    ==============    ============
Basic and Diluted Weighted Average  Shares
Outstanding                                       1,482,956         1,482,956         1,482,956        1,482,956



     The Company attributed its unfavorable results from continuing operations for the third quarter ended March 31, 2003 primarily to the unfavorable results of Insituform East, Inc. ("Insituform East"), the Company's majority-controlled and only operating segment, and to the annual accrual on January 1, 2003 by the parent company of additional liabilities in connection with its supplemental retirement plan. Insituform East recognized a consolidated net loss of -$961,845 on sales of $1.7 million, which contributed a loss of -$377,728 to CERBCO in the third quarter of the current fiscal year. The Company incurred approximately $309,000 in expense as the result of increased benefits payable under its supplemental retirement plan as of January 1, 2003.

     The Company attributed Insituform East's unfavorable results for the third quarter of fiscal year 2003 primarily to a reduced volume of immediately workable backlog in its licensed Insituform(R) process territory. With respect to forward-looking information, and while there can be no assurances regarding the Company's future operating performance, the Company anticipates the continuation of its current reduced level of immediately workable backlog for the remainder of fiscal year 2003. As previously reported, the Company was not the low bidder during fiscal year 2002 on renewal work with its then largest Insituform process customer, a county government in the Washington, D.C. metropolitan area, and the loss of such significant work has had a large negative impact on the Company's workable backlog pending the procurement of replacement contracts. The Company intends to continue to pursue an aggressive cost reduction program in response to its current and forward anticipated adverse business conditions.

     As the result of continuing losses and anticipated future operating losses to be incurred by Insituform East, the Company has determined that the carrying amount of its investment in Insituform East, including goodwill, has been impaired as of March 31, 2003, and has taken a write-off of all previously carried goodwill in the amount of $1,485,660 for the period ending March 31, 2003.

     The Company's total backlog value of all uncompleted and multi-year contract awards was approximately $13.1 million at March 31, 2003 as compared to $14.8 million at March 31, 2002. The total backlog value of all uncompleted and multi-year contracts at March 31, 2003 and 2002 includes work not estimated to be released and installed within twelve months, as well as potential work included in term contract awards which may or may not be fully ordered by contract expiration. The twelve-month backlog at March 31, 2003 was approximately $10.8 million as compared to $8.9 million at March 31, 2002. While potentially helpful as a possible trend indicator, "total" and "twelve-month" backlog figures at specific dates are not necessarily indicative of sales and earnings for future periods due to the irregular timing and receipt of major project awards, including large, multi-year, menu-prices contracts with estimated but uncertain order quantities further subject to the specifics of individual work releases. On a week-to-week and month-to-month basis, the availability of often volatile "immediately workable" backlog most directly affects productivity, with such availability subject to unpredictable changes such as weather, customer-initiated delays and found variances in site conditions.

     In addition to immediately workable backlog, another significant factor affecting the Company's future performance remains the volatility of the Company's operating subsidiary's earnings as a function of sales volume at normal margins. Accordingly, because a substantial portion of the Company's costs are semi-fixed in nature, earnings can, at times, be severely reduced or eliminated during periods of depressed sales at normal margins or material increases in discounted sales, even where total revenues may experience an apparent buoyancy or growth from the addition of discounted sales undertaken from time to time for strategic reasons. Conversely, at normal margins, increases in period sales typically leverage positive earnings significantly.

     This press release contains forward-looking statements, which are inherently uncertain and therefore amplify evaluation risks. The Company's future results could differ materially from those currently anticipated due to a number of factors, including, without limitation, the availability of immediately workable backlog, mix of work, weather, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     CERBCO, Inc. [OTC:CERB] is a parent holding company with controlling interest in Insituform East, Inc. [NASDAQ:INEI] (excavationless sewer and pipeline rehabilitation).

                                      * * *
Contact:      Robert W. Erikson                    George Wm. Erikson
              President                            Chairman
              (301) 773-1784                       (301) 773-1784